SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               ________________

                                   FORM 8-K


                                Current Report
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


    Date of Report (Date of earliest event reported): February 7, 2005

                                 ZANETT, INC.
---------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




           Delaware               0-27068               56-43895
       -----------------      ----------------    ---------------------
        (State or Other         (Commission            (IRS Employer
        Jurisdiction of         File Number)         Identification No.)
         Incorporation)


             157 East 57th Street, 15th Floor, New York, NY  10022
----------------------------------------------------------------------------
            (Address of principal executive offices)      (Zip Code)


     Registrant's telephone number, including area code: (212) 980-4600

                                                       -------------------

                               Not Applicable
____________________________________________________________________________
        (Former Name or Former Address, if Changed Since Last Report)

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On February 7, 2005, Zanett Inc. (the Company) announced that the registration statement it filed on November 15, 2004 with the Securities and Exchange Commission to register up to $50 million in renewable unsecured subordinated notes has gone effective. The notes will be marketed and sold through Minneapolis-based Sumner Harrington Ltd., which is acting as selling agent. The Company may offer the notes from time to time with maturities ranging from three months to ten years. The interest rate of the notes will be established at the time when they are purchased by investors and will remain fixed throughout each term. The Company intends to use the net proceeds to repay certain existing debt, to expand the business through acquisition and for other general corporate purposes.

On February 8, 2005 the Company issued a press release concerning the effective status of the registration. It is attached as Exhibit 99.1.

                                 SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          ZANETT, INC.


                                      By:________________________________
                                         Name:  Jack M. Rapport
                                         Title: Chief Financial Officer


Date:  February 8, 2005